EXHIBIT 10.2

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This amendment (the “Amendment”) to the Amended and Restated Employment Agreement by and between Health Net, Inc. (the “Company”) and John Sivori (the “Executive”), dated as of February 17, 2009 (the “Agreement”) is hereby made and entered into on March 20, 2009, by and between the Company and the Executive, and is effective as of February 17, 2009.

WHEREAS, the Company and the Executive entered into the Agreement which was amended and restated on February 17, 2009; and

WHEREAS, the Executive was entitled to receive an automobile allowance under the prior Employment Letter Agreement by and between the Company and the Executive, dated October 9, 2001; and

WHEREAS, the Company desires to continue to provide the automobile allowance to the Executive under the Agreement in accordance with the revised terms and conditions as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties set forth in this Amendment, and other good and valuable consideration, the parties hereto, intending to be legally bound, agree as follows:

1.	Section 6 of the Agreement is hereby amended to add the following new Section 6(G):

“G. Automobile Allowance. The Company shall provide Executive with an automobile allowance of $1,000 per month, subject to the Company’s normal payroll deductions.”

The Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with the terms and conditions thereof. The formation, construction and performance of this Amendment shall be construed in accordance with the laws of Delaware, without regard to conflict of law principles. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first written above.

Health Net, Inc.

By:	/s/ Karin Mayhew
Karin Mayhew SVP, Organization Effectiveness

John Sivori

/s/ John Sivori

cc:	Linda Tiano Karin Mayhew Debbie Colia / J. Sivori Personnel File